                                                                    EXHIBIT 4.66


                                                                             MCK
                                                                  Loan No. T0364


                                PROMISSORY NOTE

                        MERCURY CELLULAR OF KANSAS, INC.

                            LAKE CHARLES, LOUISIANA

$17,100,000                                                DATED: APRIL 20, 1995

         FOR VALUE RECEIVED, MERCURY CELLULAR OF KANSAS, INC. (the "Borrower"), promises to pay to the order of COBANK, ACB (the "Payee"), at the times and in the manner set forth in that certain Loan Agreement, dated as of even date herewith, and numbered T0364, by and between the Borrower and the Payee (as that agreement may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), the principal sum of SEVENTEEN MILLION ONE HUNDRED THOUSAND DOLLARS ($17,100,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

         This Note is given for one or more advances to be made by the Payee to the Borrower pursuant to the Loan Agreement, all of the terms and provisions of which are incorporated herein by reference. Advances, accrued interest and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

         The Borrower hereby waives presentment for payment, demand, protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of the Borrower shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

         Should this Note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the Borrower agrees to pay reasonable attorneys' fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Kansas without reference to choice of law doctrine.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, attested and delivered under seal by its duly authorized officers as of the date first shown above.

                                           MERCURY CELLULAR OF KANSAS, INC.


                                           By: /s/ THOMAS G. HENNING
                                              ----------------------------------
[CORPORATE SEAL]                               Name:   Thomas G. Henning
                                               Title:  President

                                           Attest: /s/ ROBERT PIPER
                                                  ------------------------------
                                                  Name:  Robert Piper
                                                  Title: Secretary

                                                                             CTC
                                                                  Loan No. T0362



                                PROMISSORY NOTE

                       MERCURY CELLULAR TELEPHONE COMPANY

                            Lake Charles, Louisiana

$18,000,000                                                DATED: APRIL 20, 1995

         FOR VALUE RECEIVED, MERCURY CELLULAR TELEPHONE COMPANY ("MCTC") hereby promises to pay to the order of CTC FINANCIAL, INC. ("Finance"; Finance or any subsequent holder of this Note, the "Holder") the principal amount of EIGHTEEN MILLION DOLLARS ($18,000,000), or so much as may have been advanced under that certain Promissory Note, dated of even date herewith, made by Finance to the order of CoBank, ACB ("CoBank"), in the original principal amount of $18,000,000 (including any amendment, supplement, extension or restatement thereof, the "Finance Note"), and that certain Loan Agreement, dated as of even date herewith, by and between Finance and CoBank (including any amendment, supplement, extension or restatement thereof, the "Loan Agreement") and reloaned by Finance to MCTC, together with interest as hereinafter provided from the date hereof until paid in full, plus amounts equal to all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement. For purposes of this Note, the "Finance Loan" shall mean the amounts borrowed by Finance from CoBank pursuant to the Loan Agreement and evidenced by the Finance Note, and the "Loan" shall mean the amounts of the Finance Loan reloaned by Finance to MCTC and evidenced by this Note.

         1. INTEREST. The aggregate amount of interest accruing under this Note shall at all times equal the aggregate amount of interest accruing under the Finance Note. Accordingly, interest on the principal balance outstanding hereunder shall accrue as follows:

                 (a) As to a principal amount equal to the Portion (as defined in the Loan Agreement) of the Finance Loan, if any, from time to time accruing interest at the Variable Rate (as defined in the Loan Agreement), at a rate equal to the Variable Rate applicable from time to time under the Loan Agreement; and

                 (b) As to a principal amount equal to each Portion of the Finance Loan, if any, from time to time accruing interest pursuant to one of the fixed rate options as provided for in Section 4(A)(2)(a) or (b) of the Loan Agreement, at a fixed rate equal to the fixed rate so accruing on each such Portion.

         2. REPAYMENT OF PRINCIPAL; INTEREST AND OTHER AMOUNTS PAYABLE. This Note evidences MCTC's obligations with respect to the Loan. MCTC shall pay to the Holder an

Promissory Note/MCTC
Loan No. T0362


amount equal to the aggregate principal amount of the Loan, together with accrued interest thereon, plus all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement, in such amounts and at such times as shall be sufficient to make, when and as due, all payments required under the Finance Note and the Loan Agreement with respect to the Finance Loan, interest thereon, and such other amounts due thereunder. Advances, accrued interest and payments under the Finance Note and the Loan Agreement shall be posted by CoBank upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest under the Finance Note and the Loan Agreement. So long as CoBank shall be the Holder hereof, payments received by CoBank pursuant to this Note shall be deemed to constitute payments made pursuant to the Finance Note.

         3. MANNER AND PLACE OF PAYMENT. Payments of all amounts due hereunder are to be made at such location as the Holder may designate in writing in accordance with Paragraph 10 hereof, in lawful money of the United States of America.

         4. LOAN DOCUMENTS. This Note is executed pursuant to the terms of the Loan Agreement. This Note, the Finance Note and the Loan Agreement and any other agreements, documents or instruments securing the indebtedness or evidencing or relating to the transactions contemplated in the Loan Agreement shall sometimes herein be collectively called the "Loan Documents."

         5. COST OF COLLECTION. In the event this Note or any amount due hereunder is not paid promptly when due, MCTC shall pay the reasonable fees and all other costs and expenses of any attorneys at law who may be employed to recover the amount overdue, or to protect the interest of the Holder, or to enforce any Loan Document or to compromise or take other action in regard hereto or thereto.

         6. WAIVER. MCTC hereby waives any right to consent to any amendment, supplement, extension or restatement of the Finance Note, the Loan Agreement or any of the other Loan Documents; waives presentment for payment, demand, protest and notice of dishonor and nonpayment; and agrees that the payment hereof or of the Finance Note and the Loan Agreement may be extended one or more times without notice. MCTC hereby waives all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the Holder hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of MCTC shall not be in anywise affected or altered to the prejudice of the Holder hereof by reason of the assumption of payment of the same by any other person or entity.

Promissory Note/MCTC
Loan No. T0362


         7. PARTIES BOUND. As used herein, the terms "MCTC" and the "Holder" shall be deemed to include their respective successors and assigns.

         8. MISCELLANEOUS. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine.

         9. CONSENT TO JURISDICTION. To the maximum extent permitted by law, MCTC agrees that any legal action or proceeding with respect to this Note may be brought in the courts of the State of Louisiana or the United States of America for the Western District of Louisiana, all as the Holder may elect. By execution of this Note, MCTC hereby irrevocably submits to such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against MCTC in any other jurisdiction or to serve process in any manner permitted or required by law.

         10. NOTICES. All notices herein authorized or required to be given to MCTC or the Holder shall be given and delivery may be effected in the manner set forth in the Loan Agreement to the addresses set forth below or to such other address as the parties may designate from time to time in accordance with this paragraph:

MCTC: Mercury Cellular                             Holder: CoBank, ACB
        Telephone Company                          200 Galleria Parkway
      P.O. Box 3709                                Suite 1900
      Lake Charles, Louisiana 70602                Atlanta, Georgia 30339
      Attn: Robert Piper;                          Attn: Rural Utility Banking
        cc: Thomas G. Henning                      Fax No.: (404) 618-3202
      Fax No.: (318) 439-0769

                           [Signatures on next page]





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
Promissory Note/MCTC
Loan No. T0362


         WHEREFOR, MCTC has caused this Note to be executed, attested, sealed and delivered under seal by its duly authorized officers on the day and year first written above.


                                           MERCURY CELLULAR
                                           TELEPHONE COMPANY


                                           By: /s/ ROBERT PIPER
                                              ----------------------------------
                                              Name:    Robert Piper
                                              Title:   President


                                           Attest: /s/ THOMAS G. HENNING
                                                  ------------------------------
                                                  Name:    Thomas G. Henning
                                                  Title:   Secretary

                                                      [CORPORATE SEAL]

Promissory Note/MCTC
Loan No. T0362



FOR VALUE RECEIVED, CTC FINANCIAL, INC. ("Finance") hereby assigns to the COBANK, ACB ("CoBank") all of its interest in the instant promissory note to secure the prompt payment and performance of the Obligations (as hereinafter defined). As used herein, the term "Obligations" shall mean (i) the principal, interest and any other charges provided for in the Finance Note (as defined in the instant promissory note) and the Loan Agreement (as defined in the instant promissory note); (ii) all payments or performances under any other agreements, instruments and documents now or hereafter evidencing or relating to the transactions contemplated in the Loan Agreement; and (iii) all indebtedness, obligations and liabilities of Finance to CoBank of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, or whether incurred as maker, drawer, endorser, surety, guarantor or otherwise.

         WHEREFOR, Finance has caused this assignment to be executed, attested and delivered under seal as of April 20, 1995.

                                  CTC FINANCIAL, INC.


                                  By: /s/ WILLIAM L. HENNING, JR.
                                     ----------------------------------------
                                     Name:   William L. Henning, Jr.
                                     Title:  President


                                  Attest: /s/ THOMAS G. HENNING
                                         -----------------------------------
                                         Name:   Thomas G. Henning
                                         Title:  Secretary

                                            [CORPORATE SEAL]








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